UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2007

FSONA SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120382

(Commission File Number)

Currently Being Obtained

(IRS Employer Identification No.)

11120 Horseshoe Way, Suite 140, Richmond, British Columbia, Canada V7Q 5H7

(Address of principal executive offices and Zip Code)

(604) 273-6333

Registrant's telephone number, including area code

Matrix Ventures, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2007, Sunny Taylor resigned as executive officer and director of our company. On the same date, Ms. Taylor resigned as executive officer and director of fSONA Systems (Operating) Corp., our wholly-owned subsidiary.

On May 9, 2007, Andrew Grieve was appointed as the President, Secretary, Treasurer and as a director of our company, and as the President, Secretary and Treasurer of fSONA Systems (Operating), to fill the vacancies created by Ms. Taylor’s resignation.

Mr. Grieve is a key employee of fSONA Systems (Operating). Mr. Grieve was appointed the Vice President Operations of fSONA Systems (Operating) in November, 2004. Prior to joining fSONA Systems (Operating), Mr. Grieve was the Director of Operations for TeleLink, a paging switch manufacturer, from June 1994 to Jan 1997.

During the period from May 1999 to December 2000, Mr. Grieve held the position of Plant Manager for PlastiFab, an expanded Polystyrene manufacturer, as well as Divisional Controller for Laidlaw, an international waste management firm. As Production Manager for TeleLink, Mr. Grieve assisted their manufacturing from start-up to full production and was then promoted to Director of Operations in May 1995 and took on full responsibility for both manufacturing and customer service. Mr. Grieve started his career with fSona Communications in January 2001 as Director of Manufacturing until November 2004 when he was promoted to Vice President Operations with responsibilities for both manufacturing and product development. Mr. Grieve is a Certified Management Accountant, having obtained his designation in 1991 and additionally received a Diploma in Operations Management from the British Columbia Institute of Technology in 1985.

On May 9, 2007, we also appointed Michael Kurdziel as a director of our company.

Other than as listed below, neither Andrew Grieve nor Michael Kurdziel, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2006, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

On February 8, 2007, we entered into a share exchange agreement with what was then known as FSona Systems Corp., currently known as fSONA Systems (Operating) Corp., a private Nevada corporation ("Priveco"), and the former shareholders of Priveco. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Priveco occurred on February 9, 2007. In accordance with the closing of the share exchange agreement, we issued 2,439,348 common shares to the former shareholders of Priveco in exchange for the acquisition, by our company, of all of the 1,082,000 issued and outstanding common shares of Priveco on the basis of 2.2544805 common shares of our company for every one common share of Priveco. Mr. Grieve was a former shareholder of Priveco, and was issued 47,344 shares of our company in connection with the closing of the share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSONA SYSTEMS CORP.

/s/ Lori Bolton

Lori Bolton

Director

Date: May 11, 2007